UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2005

PAINCARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	1-14160	06-1110906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 N. Orange Avenue, Ste. 105, Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 367-0944

Registrant’s facsimile number, including area code: (407) 367-0950

Registrant’s Website address: www.paincareholdings.com

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 16, 2005, PainCare Holdings, Inc. engaged Beemer, Pricher, Kuehnhackl & Heidbrink, P.A. (“BPKH”) as its principal accountant to audit its financial statements.

At no time during PainCare’s two most recent fiscal years, or any subsequent interim period prior to engaging BPKH, did PainCare (or someone on its behalf) consult with BPKH regarding either:

(A) The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on PainCare’s financial statements, where either a written report was provided to PainCare or oral advice was provided that BPKH concluded was an important factor considered by PainCare in reaching a decision as to the accounting, auditing or financial reporting issue; or

(B) Any matter that was either the subject of a disagreement (as defined in paragraph (a)(1(iv) of Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

PainCare provided BPKH with a copy of the disclosures set forth in this Current Report on Form 8-K, and requested that BPKH furnish PainCare with a letter addressed to the SEC stating whether it agrees with the statements made by PainCare herein. The letter received by PainCare from BPKH, in which BPKH states that it is in agreement with the disclosures set forth herein, is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	16.1	Letter from BPKH dated November 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 21, 2005		PAINCARE HOLDINGS, INC.

	BY:	/s/ RANDY LUBINSKY
Chief Executive Officer and Director